UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2014

Date of Earliest Event Reported: February 22, 2015

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1115 Gunn Hwy.
Suite 202
Odessa, FL 33556
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

On February 22, 2015, Don Almeida and Charles Pope, both serving as members of the Board of Directors (the "Board") of Trxade Group, Inc. a Delaware corporation (the “Company”) notified the Board of the Company that they have decided to resign from the Board, effective immediately.  Mr. Almeida was a recent member of the Board and began his Board service in December 2014.  Mr. Pope, a director since April 2014, had also served as Chairman of the Audit Committee and the Compensation Committee of the Board.  The Audit Committee and Compensation Committee and Board intend to review prospective candidates to fill the vacancies on the committees created by Mr. Almeida’s and Mr. Pope's departure.

At the current time, no new members of the Board will be appointed to fill the two vacancies, so the current Board consists of three members, namely Suren Ajjarapu, Chairman of the Board and Chief Executive Officer of the Company, Prashant Patel, Director, COO and President of the Company, and Donald Fell, Director.

The Board expressed its thanks to Mr. Almeida and Mr. Pope for their service on the Board.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:

/s/ Suren Ajjarapu

Suren Ajjarapu

Chief Executive Officer

Date: February 24, 2015

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